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EXHIBIT 21.1 - SUBSIDIARIES OF THE REGISTRANT




    NAME                                       STATE OF INCORPORATION
    ----                                       ----------------------
    ShopKo Pharmacies, Inc.                          Michigan

    SVS Trucking, Inc.                               Minnesota

    ShopKo Properties, Inc.                          Minnesota

    ShopKo Ventures - Duluth, Inc.                   Minnesota

    ProVantage, Inc.                                 Minnesota

    Bravell, Inc.                                    Wisconsin

    ProVantage Prescription Management               Wisconsin Limited
    Services, L.L.C.                                 Liability Company

    ProVantage Vision Management                     Minnesota
    Services, Inc.

    ProVantage Prescription Benefit                  Minnesota
    Management Services, Inc.

    ProVantage Mail Services, Inc.                   Minnesota

    ProVmed, LLC                                     Wisconsin Limited
                                                     Liability Company

    euroPharMark, Ltd.                               England/Wales

    PharMark Corporation                             Delaware

    Mikalix & Company                                Delaware

    The Mikalix Group, Inc.                          Delaware

    Penn-Daniels, Incorporated                       Delaware

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